Exhibit 99.1

NEWS RELEASE

OTTAWA, April 24, 2018

Mitel Enters into Definitive Arrangement Agreement to be Acquired by Affiliates of Searchlight Capital Partners for $2.0 Billion

•	Mitel shareholders to receive $11.15 per share in cash
•	Transaction provides immediate liquidity and certainty of value to Mitel shareholders
•	Purchase price represents a 24% premium over the 90-calendar-day weighted average price

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced that it has signed a definitive arrangement agreement to be acquired by an investor group led by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) in an all-cash transaction valued at approximately $2.0 billion, including Mitel’s net debt. Under the terms of the agreement, to be completed pursuant to a plan of arrangement, upon completion Mitel shareholders will receive $11.15 per common share in cash. This exceeds Mitel’s 52-week and last three-year-high price and represents a premium of approximately 24% to the 90-calendar-day volume-weighted average price of Mitel common shares through April 23, 2018. Upon completion of the transaction, Mitel will become a privately held company, which is expected to provide the company with additional flexibility to accelerate its move-to-the-cloud strategy.

The Mitel Board of Directors has unanimously determined that the transaction is in the best interests of Mitel and fair to Mitel shareholders, and will recommend that Mitel shareholders approve the arrangement.

Terry Matthews, Mitel Co-founder and Chairman, said, “Mitel has succeeded for 45 years because of persistent innovation and relentless focus on delivering shareholder value. Our Board determined that this transaction, upon closing, will deliver immediate, significant and certain cash value to our shareholders. It also affirms the tremendous value and market leadership of Mitel. We believe this transaction will provide Mitel with additional flexibility as a private company to pursue the company’s move-to-the-cloud strategy.”

Searchlight, a leading private investment firm with investments in North America and Europe, seeks out partnerships for its funds with leading corporations and businesses in which their capital and strategic support can enhance value.

“This transaction is an exciting next step in our multi-year transformation that has enabled Mitel to emerge as an industry leader in the largest markets in the world. As a private company, and with the strategic and capital support of the Searchlight funds, we will have greater flexibility to manage the transition in our market, accelerate our strategy, and drive the next phase of success for our customers, partners, and employees,” said Mitel CEO, Rich McBee.

The arrangement is not subject to a financing condition. The transaction is expected to close during the second half of 2018, subject to customary closing conditions, including receipt of shareholder, regulatory and court approvals. The arrangement agreement includes a 45-day “go-shop” period, which permits Mitel’s Board of Directors and advisors to actively solicit, evaluate and potentially enter into negotiations with parties that make alternative acquisition proposals through June 7, 2018. There can be no assurance that this process will result in a superior offer. Mitel does not intend to disclose developments with respect to the solicitation process unless and until the Board of Directors makes a determination requiring further disclosure.

Jefferies LLC is serving as financial advisor to Mitel. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Osler, Hoskin & Harcourt LLP are serving as legal advisors to Mitel. National Bank Financial Inc. is serving as independent financial advisor to the Mitel Board of Directors and provided a fairness opinion to the Mitel Board of Directors on a fixed fee basis.

Evercore is serving as lead financial advisor to Searchlight. Wachtell, Lipton, Rosen & Katz and Goodmans LLP are serving as legal advisors to Searchlight. Credit Suisse, BMO Capital Markets and TD Securities Inc. have provided committed debt financing to an affiliate of Searchlight for the transaction and are also providing financial advisory services to Searchlight.

Mitel expects to issue a news release with its Q1 2018 results before markets open on May 3, 2018 but in light of entering into the arrangement agreement will not hold a Q1 2018 conference call.

Additional Information and Where to Find It

This communication may be deemed to be solicitation in respect of the arrangement. In connection with the arrangement, Mitel intends to file relevant materials with the SEC and Canadian securities regulatory authorities, including Mitel’s proxy statement on Schedule 14A and proxy circular. MITEL SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES, INCLUDING MITEL’S PROXY STATEMENT AND PROXY CIRCULAR,

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website at www.sec.gov and the Canadian Securities Administrators’ website at www.sedar.com, and Mitel shareholders will receive information at an appropriate time on how to obtain documents free of charge from Mitel, which are not currently available.

Mitel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Mitel common shares in respect of the arrangement. Information about Mitel’s directors and executive officers is set forth in the proxy statement and proxy circular for Mitel’s 2018 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian securities regulatory authorities on March 29, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and proxy circular regarding the arrangement when it becomes available.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the ability to obtain required regulatory, shareholder and court approvals for the arrangement, the timing of obtaining such approvals and the risk that such approvals may not be obtained in a timely manner or at all, and the risk that such approvals may be obtained on conditions that are not anticipated; the risk that the conditions to the arrangement are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the ability to achieve the expected benefits of the transaction; the inherent uncertainty associated with financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for Mitel’s products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms;

risks associated with the non-cash consideration received by Mitel in connection with the divestment of Mitel’s mobile business unit; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and Canadian securities regulatory authorities on February 28, 2018. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in business communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 70 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

About Searchlight

Searchlight is a global private investment firm with offices in New York, London and Toronto. Searchlight seeks to invest in businesses where their long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

MITL-F

Mitel Contact Information:

Investors

Michael McCarthy

469-574-8134

michael.mccarthy@mitel.com

Media – North America

Amy MacLeod

613-691-3317

amy.macleod@mitel.com

Camille Beasley

469-212-0433

camille.beasley@mitel.com

Media – EMEA

Sandrine Quinton

+33 (0)130 964 301

sandrine.quinton@mitel.com

Industry Analysts

Denise Hogberg

469-212-0434

denise.hogberg@mitel.com

Searchlight Contact Information:

Emily Melchior

212-293-3717

emelchior@searchlightcap.com